EXHIBIT 5

                       STATUTORY DURABLE POWER OF ATTORNEY


NOTICE: THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE EXPLAINED IN THE DURABLE POWER OF ATTORNEY ACT, CHAPTER XII, TEXAS PROBATE CODE. IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT LEGAL ADVICE. THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH-CARE DECISIONS FOR YOU. YOU MAY REVOKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO.

                     I, Richard E. Rainwater having an address at 777 Main Street, Suite 2250, Fort Worth, Texas, 76102, my social security number being ###-##-####, appoint Kenneth A. Hersh, having an address at 777 Main Street, Suite 2250, Fort Worth, Texas, 76102; James Randall Chappel, having an address at 777 Main Street, Suite 2250, Fort Worth, Texas 76102, and Darla D. Moore, having an address at 777 Main Street, Suite 2250, Fort Worth, Texas, and each of them, as my agent (attorney-in-fact) to act for me in any lawful way, to do every act and exercise every power that I am lawfully allowed to do or exercise through an attorney-in-fact or agent, intending to vest in the agent a full, universal power of attorney, including, BUT NOT LIMITED TO, the following subjects:

                  (A)      real property transactions;
                  (B)      tangible personal property transactions;
                  (C)      stock and bond transactions;
                  (D)      commodity and option transactions;
                  (E)      banking and other financial institution transactions;
                  (F)      business operating transactions;
                  (G)      insurance and annuity transactions;
                  (H)      estate, trust, and other beneficiary transactions;
                  (I)      claims and litigation;
                  (J)      personal and family maintenance;
                  (K) benefits from social security, Medicare, Medicaid, or other governmental programs or civil or military service;
                  (L)      retirement plan transactions;
                  (M)      tax matters; and
                  (N) gifts as more fully provided in Paragraph 4 hereinbelow.


                              SPECIAL INSTRUCTIONS:

                     ON THE FOLLOWING LINES YOU MAY GIVE SPECIAL INSTRUCTIONS LIMITING OR EXTENDING THE POWERS GRANTED TO YOUR AGENTS AND ATTORNEYS-IN-FACT:

                     1. Agents Authorized to Act Separately. Each of the agents and attorneys-in-fact appointed above acting separately shall have full power and authority to act under this Power of Attorney; and they shall never be required to act jointly in the exercise of any powers granted under this Power of Attorney.

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                     2. Power of Substitution. Each of the agents and
attorneys-in-fact appointed above shall have to the greatest extent allowed by applicable law full power to substitute another person in his place as my agent and attorney-in-fact.

                     3. Power of Attorney Not Affected by Other Powers of Attorney. The validity of the power of attorney granted hereby shall not be affected in any manner by reason of my execution, either before or after the execution hereof, of powers of attorney in favor of persons other than the agents and attorneys-in-fact appointed above.

                     4. Gifts. Each of the agents and attorneys-in-fact appointed above is authorized and empowered to make gifts of cash or property, in any amount and without any limitation, to or for the benefit of individuals, other than himself or herself; but each of the agents and attorneys-in-fact appointed above is authorized and empowered to make gifts of cash or property, in any amount and without any limitation, to or for the benefit of another agent and attorney-in-fact appointed above. Any gifts hereunder may be made directly or through a trust, custodianship or similar arrangement. Any rule of law restricting or prohibiting my agents and attorneys-in-fact from making gifts as provided herein is expressly waived. Furthermore, each of the agents and attorneys-in-fact appointed above is authorized and empowered to make gifts of cash or property, in any amount and without any limitation, to qualified charitable organizations. A qualified charitable organization shall mean an organization described in each of sections 170(c), 501(c)(3), 2055(a), and 2522(a), contributions to which are allowed as a charitable deduction under the Internal Revenue Code of 1986, as amended. Any gifts to a qualified charitable organization may be made directly or through a qualified charitable split interest trust under Sections 664 or 170(f)(2)(B) of the Internal Revenue Code of 1986, as amended. Any rule of law restricting or prohibiting my agents and attorneys-in-fact from making gifts as provided herein to qualified charitable organizations, directly or through a qualified charitable split interest trust, is expressly waived.

                     5. Ratification of Certain Gifts Previously Made. I accept, ratify and confirm any and all gifts of my cash or property heretofore made by any of the agents and attorneys-in-fact appointed above, including without limitation gifts of Crescent Real Estate Equities Limited Partnership Partnership Units to my spouse, Darla Moore; to Nancy D. Pridemore, Trustee, Pridemore Irrevocable Asset Trust dated May 10, 1995; and to Lois Scott, Trustee, Scott Irrevocable Asset Trust dated May 30, 1995.

                     UNLESS YOU DIRECT OTHERWISE ABOVE, THIS POWER OF ATTORNEY IS EFFECTIVE IMMEDIATELY AND WILL CONTINUE UNTIL IT IS REVOKED.

                     CHOOSE ONE OF THE FOLLOWING ALTERNATIVES BY CROSSING OUT THE ALTERNATIVE NOT CHOSEN:

                  (A) This power of attorney is not affected by my subsequent disability or incapacity.

                     YOU SHOULD CHOOSE ALTERNATIVE (A) IF THIS POWER OF ATTORNEY IS TO BECOME EFFECTIVE ON THE DATE IT IS EXECUTED.


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
                     IF NEITHER (A) NOR (B) IS CROSSED OUT, IT WILL BE ASSUMED THAT YOU CHOSE ALTERNATIVE (A).

                     I agree that any third party who receives a copy of this document may act under it. Revocation of the durable power of attorney is not effective as to a third party until the third party receives actual notice of the revocation. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.

                     Signed this 21st day of Dec., 1998.



                                         /s/ Richard E. Rainwater
                                         --------------------------------
                                         Richard E. Rainwater


State of  Texas
          ---------------------------
County of  Tarrant
           --------------------------

                     The fore going instrument was acknowledged before me on this 21st Dec., 1998, by Richard E. Rainwater.



(Seal)
                                 /s/ Martha H. Hayes
                                 -------------------------------------------
                                 Notary Public State of  Texas


                                           Martha H. Hayes
                                 -------------------------------------------
                                 Printed Name of Notary Public

                                 My commission expires:  7-3-02



                     THE ATTORNEY-IN-FACT OR AGENT, BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.



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
         D198298289
ROBINSON AND BOWDEN
512 MAIN ST.
FT. WORTH, TX 76102



-W A R N I N G- THIS IS PART OF THE OFFICIAL RECORD - D O  N O T  D E S T R O Y


              I N D E X E D -- T A R R A N T C O U N T Y T E X A S
                 S U Z A N N E H E N D E R S O N -- COUNTY CLERK
                          O F F I C I A L R E C E I P T

                            T O: ROBINSON AND BOWDEN

RECEIPT NO        REGISTER      RECD-BY         PRINTED DATE          TIME
199090973         DR93          T008322         12/22/98              12:36


            INSTRUMENT FEECD                 INDEXED      TIME
    1       D198298289           WD          981222       12:36        CK 2879



           T O T A L:   DOCUMENTS:   01               F E E S:  13.00



           B Y:   /s/
                ------------------------------------

ANY PROVISION WHICH RESTRICTS THE SALE RENTAL OR USE OF THE DESCRIBED REAL PROPERTY BECAUSE OF COLOR OR RACE IS INVALID AND UNENFORCEABLE UNDER FEDERAL LAW.




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